Exhibit 10.2

                       HVIDE MARINE INCORPORATED
                 KEY EMPLOYEE STOCK COMPENSATION PLAN



1.   PURPOSE

     The purposes of the Hvide Marine Incorporated Key Employee Stock Compensation Plan (the "Plan") are (i) to provide key employees of Hvide Marine Incorporated or any of its affiliates or subsidiaries (the "Company") the opportunity to acquire an equity interest in the Company
     (ii) to attract and retain well-qualified individuals, and (iii) to align the interests of management and the stockholders of the Company. Operationally, the Plan permits Participants to defer receipt of a portion of the Participant's Annual Incentive Plan payment. A Participant's interest under the Plan shall be expressed in Stock Units equivalent to shares of the Company's common stock ("Shares").


2.   TERM AND PLAN YEAR

     The Plan shall be effective when adopted by the Board of Directors of the Company (the "Board"), subject to approval of the shareholders of the Company within twelve months thereafter. The Plan shall remain in effect until terminated by the Board. The issuance of Shares under the Plan may be conditioned upon the effectiveness of a registration statement covering the Shares. The Plan Year shall be the period January 1 through December 31.


3.   ELIGIBILITY AND PARTICIPATION

     Within 15 days after the Plan becomes effective and thereafter, annually by December 1, the Compensation Committee of the Board (the "Committee") will determine those key employees who are eligible to become Participants. An eligible key employee will become a Participant by submitting a Deferral Election within 30 days after the Plan becomes effective and thereafter prior to the first day of the Plan Year. A key employee's eligibility to submit a Deferral Election does not carry over from year to year; each key employee must have his or her eligibility to submit a Deferral Election determined annually by the Committee.


4.   DEFERRAL OF ANNUAL INCENTIVE

     (a) DEFERRAL ELECTIONS: Subject to the limits established by the Committee, each eligible key employee may elect to defer the payment of all or part of any Annual Incentive Plan payment which otherwise would be paid for a Plan Year. The Deferral Elections (i) must be in writing,

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         and (ii) must designate the percentage of the Annual Incentive Plan payment to be deferred for the Plan Year (the "Deferral Percentage"). The Deferral Percentage may change from Plan Year to Plan Year, but the deferral percentage for a particular Plan Year may not be changed after the beginning of the Plan Year to which the election relates. No Deferral Percentage may be for more than 50% of that year's Annual Incentive Plan payment. Except in the initial year, each Deferral Election must be made prior to the first day of the Plan Year for which the Annual Incentive Plan payment will be paid.

          (b) CREDITING DEFERRAL AMOUNTS TO ACCOUNTS: Amounts deferred pursuant to Section 4(a) shall be credited in Stock Units as of the last day of the month in which such amount would have been paid in cash to a bookkeeping reserve account maintained by the Company ("Stock Unit Account"). The Stock Unit Account shall have two components - a Basic Account and a Premium Account. The number of Stock Units credited to a Participant's Basic Account shall equal one hundred percent (100%) of the deferred cash amount divided by the Fair Market Value (as defined in Section 10 hereof) of a Share on the last day of the month in which such deferral amount would have been paid but for the Deferral Election pursuant to
               Section 4(a). The number of Stock Units credited to a Participant's Premium Account shall equal 25% of the deferred cash amount, divided by the Fair Market Value (as defined in Section 10 hereof) of a Share on the last day of the month in which such deferral amount would have been paid but for the Deferral Election pursuant to Section 4(a). Such calculations shall be carried to three decimal places.

     (c) The value of the Stock Units credited to the Participant's Stock Unit Account shall constitute the Participant's entire benefit under this Plan.


5.   ADDITIONS TO DEFERRED ACCOUNTS

     As of each dividend payment date, with respect to Shares, there shall be credited to each Participant's Stock Unit Account certain Dividend Units which will be an additional number of Stock Units equal to (i) the per-share dividend payable with respect to a Share on such date multiplied by (ii) the number of Stock Units held in the Stock Unit Account as of the close of business on the first business day prior to such dividend payment date and, if the dividend is payable in cash or property other than Shares, divided by (iii) the Fair Market Value of a Share on such business day. For purposes of this Section 5, "dividend" shall include all dividends, whether normal or special, and whether payable in cash, Shares or other property. The calculation of additional Stock Units shall be carried to three decimal places.


6.   VESTING OF ACCOUNTS

     (a) BASIC ACCOUNT: All Stock Units credited to a Participant's Basic Account (and the Dividend Units attributable thereto) pursuant to this Plan shall be at all times fully vested and nonforfeitable.

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               (b)  PREMIUM ACCOUNT: All Stock Units credited to a Participant's
                    Premium Account pursuant to this Plan (and the Dividend Units attributable thereto) shall become one hundred percent (100 %) vested and nonforfeitable on the first day of the Plan Year in which will occur the third anniversary of the date the Stock Units are credited to the Participant's Premium Account, provided that the Participant is then an employee of the Company. In the event that the Participant dies, becomes disabled, retires at the normal retirement age specified in the Company's qualified retirement plan or terminates employment for any reason within twenty- four
                    (24) months following a Change of Control, all unvested Stock Units and Dividend Units will immediately become one
                    hundred   percent   (100%)   vested   and    nonforfeitable.
                    Additionally, the Committee, in its sole discretion, may accelerate a Participant's vested percent if it determines that such action would be in the best interest of the Company.


7.   PAYMENT OF ACCOUNTS

     (a) TIME OF DISTRIBUTION: Payment of the vested Stock Units to a Participant shall be made not earlier than the first day nor later than the last day of the first month of the Plan Year in which will occur the third anniversary of the date the Stock Units in question were credited to the Participant's Stock Unit Account. Notwithstanding the preceding sentence, in the event of the death of the Participant before the Participant's Stock Unit Account has been fully distributed, an immediate lump sum distribution of the Stock Unit Account shall be made to the Participant's Beneficiary or Beneficiaries in the proportions designated by such Participant.

(b) FORM OF DISTRIBUTION: The total number of vested whole Stock Units in the Participant's Stock Unit Account shall be paid to the Participant in an equal number of whole Shares. The Company shall issue and deliver to the Participant Share certificates for payment of Stock Units as soon as practicable following the date on which the Stock Units, or any portion thereof, become payable.


8.   SHARES SUBJECT TO THE PLAN

     The aggregate number of Shares that may be subject to issuance under the Plan shall not exceed 65,000, subject to adjustment as provided in Section 9 of this Plan.


9.   ADJUSTMENTS AND REORGANIZATION

     In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Shares that may be

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     issued under the Plan, and each Stock Unit or Dividend Unit held in the
     Stock Unit Accounts. Any adjustments described in the preceding sentence shall be carried to three decimal places.


10.  FAIR MARKET VALUE

     Fair Market Value of a Share for all purposes under the Plan shall mean, for any particular date, (i) for any period during which the Share shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per share of Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day or (ii) for any period during which the Share shall not be listed for trading on a national securities exchange or NASDAQ, the market price per Share as determined by a qualified appraiser selected by the Board. If Fair Market Value is to be determined on a day when the markets are not open, Fair Market Value on that day shall be the Fair Market Value on the most recent preceding day when the markets were open.


11.  TERMINATION OR AMENDMENT OF PLAN

    (a) IN GENERAL: The Board may, at any time by resolution, terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no deferrals may be credited after the effective date of such termination, but previously credited Stock Units and Dividend Units shall remain outstanding in accordance with the terms and conditions of the Plan.

    (b) WRITTEN CONSENTS: No amendment may adversely affect the right of any Participant to have Dividend Units credited to a Stock Unit Account or to receive any Shares pursuant to the payout of such accounts, unless such Participant consents in writing to such amendment.



12.      COMPLIANCE WITH LAWS

    (a) The obligations of the Company to issue any Shares under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

    (b) Subject to the provisions of Section 11, the Board may take such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.



13.  MISCELLANEOUS

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               (a)  UNFUNDED PLAN:  Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary
                    relationship  between  the  Company  and  Participant,   the
                    Participant's designee or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due, and a Participant's rights to receive any payment with respect to any Stock Unit Account shall be not greater than the rights of an unsecured general creditor of the Company.

               The Company may establish a Rabbi Trust to accumulate Shares to fund the obligations of the Company pursuant to this Plan. Payment from the Rabbi Trust of amounts due under the terms of this Plan shall satisfy the obligation of the Company to make such payment. In no event shall any Participant be entitled to receive payment of an amount from the Company that the Participant received from the Rabbi trust.

               (b) ASSIGNMENT; ENCUMBRANCES: The right to have amounts credited to a Stock Unit Account and the right to receive payment with respect to such Stock Unit Account under this Plan are not assignable or transferable and shall not be subject to any encumbrances, liens, pledges, or charges of the Participant or to claims of the Participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any Stock Unit shall be null and void and of no force and effect whatsoever.

               (c) DESIGNATION OF BENEFICIARIES: A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Participant's death; provided, however, that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of such Participant's death shall have died before the payment became due and the Participant has failed to provide such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the participant's executor or administrator.

               (d) CHANGE OF CONTROL: A "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated of the ownership of 30% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities
                    Exchange Act of 1934) of any party to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which corporation is not wholly owned by the company, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule

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               13d-3(d)(1)(i) (as in effect on the date hereof)  pursuant to the
                    Securities and Exchange Act of 1934.

               (e) ADMINISTRATION: The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Committee may appoint other individuals, firms or organizations to act as agent of the Company carrying out administrative duties under the Plan. Except as may be provided in a Rabbi Trust, the decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

               (f) TAX WITHHOLDING. An individual who receives payment from the Plan shall pay to the Company, or make arrangements satisfactory to the Committee, regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such payment. The individual shall make such payment or arrangement no later than the date as of which he is scheduled to receive such payment. The obligations of the Company under the Plan shall be conditioned on such payment or arrangement and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any distribution of any kind otherwise due to the individual. Unless otherwise determined by the Committee, any withholding obligation of the Company on amounts received under the Plan may be settled with shares of common stock of the Company that are part of the distribution that gives rise to the withholding requirement.

               (g) GOVERNING LAW: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Florida without regard to its conflict of law rules, and applicable federal law.

               (h) RIGHTS AS A STOCKHOLDER: A Participant shall have no rights as a stockholder with respect to a Stock Unit until the Participant actually becomes a holder of record of Shares distributed with respect thereto.

               (i) NOTICES: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Participant at the address contained in the records of the Company or to the Company at its principal office, as applicable.




         IN WITNESS WHEREOF, HVIDE MARINE INCORPORATED SHAREHOLDERS HAVE ADOPTED THE FOREGOING INSTRUMENT AT THE ANNUAL MEETING THIS 19TH DAY OF MAY, 1997.



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